UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	August 5, 2021

INDOOR HARVEST CORP.

(Exact name of registrant as specified in its charter)

Texas	000-55594	45-5577364
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7401 W. Slaughter Lane #5078, Austin, Texas	78739
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	512-309-1776

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Section 8 -Other Events

8.01 Other Events

The Company has maintained operations and administration throughout the COVID-19 pandemic period, and was able to have management, lawyers, advisors, professionals, and others work together with little or no payments for their efforts, to keep the Company functioning and focused on key initiatives, with a primary goal to bring the Company current in its filings. Bringing the filings current accesses a variety of benefits, not only compliance considerations, but the ability to undertake acquisitions, and the like can only effectively proceed if the Company is current.

As part of an ongoing effort towards compliance and advancing business initiatives, the Company has filed today its 2020 Form 10-Q for such noted first quarter, as well a similar filing Form 10-Q for the second quarter of 2020. These are steps towards realizing the Company efforts to bring all past due filings current and bring the Company into compliance. Progress continues towards full current filing status on a daily basis.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INDOOR HARVEST CORP.

/s/ Leslie Bocskor
Leslie Bocskor
Chief Executive Officer

Date: August 6, 2021